Exhibit 23.3

DeGOLYER and MacNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS  75244

September 22, 2009

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, CO  80203-4518

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the reference to the review of proved oil and gas reserves as of December 31, 2008, estimated by Cimarex Energy Company (Cimarex) that were presented in our letter report dated January 19, 2009, under the headings “Business,” “Properties — Oil and Gas Properties and Reserves,” and “Notes to the Consolidated Financial Statements — Unaudited Supplemental Oil and Gas Disclosures, Oil and Gas Reserve Information” in the Annual Report on Form 10-K, as amended, of Cimarex for the fiscal year ended December 31, 2008, and to the incorporation by reference thereof under the heading of “Experts” on Form S-8 (No. 333-100235) of Cimarex and in the registration statement of Cimarex on Form S-3, to be filed during September 2009.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON